Exhibit 99.1
Argo-Tech Corporation Begins Tender Offer and Consent Solicitation for Its 9 1/4% Senior Notes Due 2011
February 20, 2007
Cleveland, Feb. 20/Argo-Tech Corporation (the “Company”), today announced that it has initiated a cash tender offer to purchase all of the $250,000,000 outstanding aggregate principal amount of its 9 1/4% Notes due 2011 (CUSIP No. 040146AJ1). Also, in conjunction with the tender offer, the Company is soliciting consents to amend the indenture governing the Notes to eliminate certain restrictive covenants contained in the indenture. The tender offer is scheduled to expire at 9:00 A.M., New York City time on March 20, 2007 (the “Expiration Time”), unless extended or earlier terminated.
Subject to certain conditions precedent described in the Offer to Purchase and Consent Solicitation Statement, holders who validly tender Notes and deliver consents prior to 5:00 p.m., New York City time, on Monday, March 5, 2007, unless extended (the “Consent Payment Deadline”), will be entitled to receive the Total Consideration (as described below), which includes a consent payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”). Holders who validly tender Notes after the Consent Payment Deadline but prior to Expiration Time, will be entitled to receive the Tender Consideration, which is equal to the Total Consideration less the Consent Payment. Tendered Notes may be withdrawn and the related consent may be revoked at any time prior to the earlier of (a) 11:59 p.m. New York City time on March 5, 2007, unless extended, and (b) the time the supplemental indenture implementing the amendments to the indenture is executed following the Consent Payment Deadline.
The Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the tender offer will be determined in the manner described in the Offer to Purchase and Consent Solicitation Statement by taking a fixed spread of 0.50% over the bid side yield to maturity of the 4.875% U.S. Treasury Note due May 31, 2008 based on the price for such treasury security as quoted on Bloomberg Reference Page PX4 at 2:00 p.m., New York City time, on the first business day preceding the Consent Payment Deadline. In addition, tendering holders will receive accrued and unpaid interest up to, but not including, the applicable payment date.
Consummation of the tender offer, and any related payment, is subject to satisfaction of several conditions, including the receipt by the Company of valid tenders of a majority of the currently outstanding principal amount of Notes and the satisfaction or waiver of all conditions to the consummation of the sale of AT Holdings Corporation, the Company’s parent, to Eaton Corporation (other than the transfer of certain businesses excluded from the sale) such that the sale can be completed immediately after such transfer.
On December 24, 2006, V.G.A.T. Investors, LLC entered into a definitive agreement to sell all of outstanding common stock of AT Holdings Corporation to Eaton Corporation. The members of VGAT include, among others, Vestar Capital Partners IV, L.P., Greenbriar Equity Group, LLC and several members of the Company’s senior management. The closing under the agreement is subject to a number of conditions including third party consents.
The Company will pay for any Notes purchased pursuant to the tender offer and consent solicitation in same-day funds as promptly as practicable following the Expiration Time. The Company expects to, but is not obligated to, accept and pay for any Notes tendered prior to the Consent Payment Deadline at any time after the Consent Payment Deadline and before the Expiration Time, in its sole discretion.
Assuming a payment date of March 6, 2007, and the Reference Treasury Yield measured as of 2:00 p.m., New York City time, on February 16, 2007, the Total Purchase Price would be $1,088.34 for each $1,000 principal amount of Notes which includes the $30.00 Consent Payment, plus $24.41 of accrued interest through, but not including, March 6, 2007.

In connection with this tender offer and consent solicitation, the Company has retained Goldman, Sachs & Co. to serve as the dealer manager and solicitation agent, and Georgeson Inc. to act as information agent. Questions regarding the tender offer and consent solicitation may be directed to Goldman, Sachs & Co. at (800) 828-3182. Requests for documents may be directed to Georgeson Inc. at (866) 277-5068.
THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE, OR A SOLICITATION OF CONSENTS WITH RESPECT TO ANY SECURITIES. THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY BY THE COMPANY’S OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT DATED FEBRUARY 20, 2007.
The Company is a Delaware corporation and wholly owned subsidiary of AT Holdings Corporation. The Company’s primary business consists of the design, manufacture and service of high performance fuel for devices and systems.
This press release may include statements concerning potential future events involving the Company and its subsidiaries, which could materially differ from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in the “Risk Factors” section of the Company’s Form 10-K for the most recently ended fiscal year, filed by the Company with the Securities and Exchange Commission. The Company will not update any forward-looking statements in this press release to reflect future events or developments.